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                                                                       EXHIBIT 1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 22, 2004 relating to the financial statements and financial highlights which appear in the February 29, 2004 Annual Reports to Shareholders of GMO Short-Duration Collateral Fund, GMO Taiwan Fund, and GMO Special Purpose Holding Fund (formerly known as GMO Alpha LIBOR Fund) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Private Placement Memorandums for GMO Short-Duration Collateral Fund, GMO Taiwan Fund and GMO Special Purpose Holding Fund (formerly known as GMO Alpha LIBOR Fund) and under the headings "Investment Advisory and Other Services - Independent Registered Public Accounting Firm" in the Statements of Additional Information for GMO Short-Duration Collateral Fund, GMO Taiwan Fund and GMO Special Purpose Holding Fund (formerly known as GMO Alpha LIBOR Fund), all of which constitute part of such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
June 30, 2004


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us in this Registration Statement on Form N-1A under the heading "Investment Advisory and Other Services--Independent Registered Public Accounting Firm" relating to GMO Global Growth Fund in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
June 24, 2004